Exhibit 99.1

ADTRAN, Inc. Reports Record Results for First Quarter 2011 and Declares Quarterly Cash Dividend

HUNTSVILLE, Ala.--(BUSINESS WIRE)--April 12, 2011--ADTRAN, Inc. (NASDAQ:ADTN) reported results for the first quarter of 2011. Sales increased 30% to an all time record level of $165,522,000 for the quarter, compared to $127,027,000 for the first quarter of 2010. Operating income increased 80% to $45,606,000 for the quarter compared to $25,345,000 for the first quarter of 2010. Net income increased 88% to $34,258,000 for the quarter, compared to $18,194,000 for the first quarter of 2010. Earnings per share, assuming dilution, increased 79% to $0.52 for the quarter, compared to $0.29 for the first quarter of 2010.

ADTRAN Chief Executive Officer Tom Stanton stated, “For the quarter our combined growth areas grew 51% over the previous year, allowing the company to achieve its fourth consecutive quarterly revenue record. Moreover, each of the individual segments within this category achieved new records. Broadband Access saw revenue growth of 42% over first quarter 2010, led by the continued success of our Total Access 5000 platform. Our Internetworking category grew 48%, fueled by channel expansion and growing acceptance of new applications. Optical Access grew an impressive 86%, driven by the increasing demand for mobile data. We are pleased with the long term prospects of the markets we serve and our company’s position to deliver positive results.”

The Company reported that stock-based compensation expense for the first quarter of 2011 reduced diluted earnings per share by $0.03 compared to a reduction of $0.02 for the first quarter of 2010.

The Company also announced that its Board of Directors declared a cash dividend for the first quarter of 2011. The quarterly cash dividend is $0.09 per common share to be paid to holders of record at the close of business on April 28, 2011. The ex-dividend date is April 26, 2011 and the payment date is May 12, 2011.

The Company confirmed that its first quarter conference call will be held Wednesday, April 13, 2011 at 9:30 a.m. Central Time. This conference call will be web cast live through StreetEvents.com. To listen, simply visit the Investor Relations site at http://www.adtran.com or http://streetevents.com approximately 10 minutes prior to the start of the call and click on the conference call link provided.

An online replay of the conference call will be available for seven days at http://streetevents.com. In addition, an online replay of the conference call, as well as the text of the Company's earnings release, will be available on the Investor Relations site at http://www.adtran.com for at least 12 months following the call.

ADTRAN, Inc. is a leading global provider of networking and communications equipment, with a portfolio of more than 1,700 solutions for use in the last mile of today's telecommunications networks. Widely deployed by carriers and enterprises alike, ADTRAN solutions enable voice, data, video, and Internet communications across a variety of network infrastructures. ADTRAN solutions are currently in use by every major U.S. service provider and many global ones, as well as by thousands of public, private and governmental organizations worldwide.

For more information, contact the company at 800 9ADTRAN (800 923-8726) or via email at info@adtran.com. On the Web, visit www.adtran.com.

This press release contains forward-looking statements which reflect management’s best judgment based on factors currently known. However, these statements involve risks and uncertainties, including the successful development and market acceptance of new products, the degree of competition in the market for such products, the product and channel mix, component costs, manufacturing efficiencies, and other risks detailed in our annual report on Form 10-K for the year ended December 31, 2010. These risks and uncertainties could cause actual results to differ materially from those in the forward-looking statements included in this press release.

Condensed Consolidated Balance Sheet Unaudited (In thousands)

	March 31, 2011	December 31, 2010
Assets
Cash and cash equivalents	$37,321	$31,677
Short-term investments	99,522	157,479
Accounts receivable, net	84,455	70,893
Other receivables	12,687	3,962
Income tax receivable, net	-	2,741
Inventory	79,034	74,274
Prepaid expenses	3,410	3,270
Deferred tax assets, net	12,084	10,617
Total current assets	328,513	354,913

Property, plant and equipment, net	74,382	73,986
Other assets	1,904	1,915
Long-term investments	379,831	261,160

Total assets	$784,630	$691,974

Liabilities and Stockholders' Equity
Accounts payable	$33,902	$22,785
Unearned revenue	17,516	10,138
Accrued expenses	5,248	4,913
Accrued wages and benefits	11,237	12,125
Income tax payable, net	1,699	-
Total current liabilities	69,602	49,961

Deferred tax liabilities, net	11,978	10,350
Other non-current liabilities	14,632	11,841
Bonds payable	46,500	47,500
Total liabilities	142,712	119,652

Stockholders' equity	641,918	572,322

Total liabilities and stockholders' equity	$784,630	$691,974

Consolidated Statements of Income Unaudited (In thousands, except per share data)

	Three Months Ended
	March 31,
	2011	2010

Sales	$165,522	$127,027
Cost of Sales	66,727	51,699

Gross Profit	98,795	75,328

Selling, general and administrative expenses	29,552	27,204
Research and development expenses	23,637	22,779

Operating Income	45,606	25,345

Interest and dividend income	1,789	1,527
Interest expense	(602)	(603)
Net realized investment gain	2,767	2,192
Other expense, net	(125)	(187)

Income before provision for income taxes	49,435	28,274

Provision for income taxes	(15,177)	(10,080)

Net Income	$34,258	$18,194

Weighted average shares outstanding - basic	64,189	61,999
Weighted average shares outstanding - diluted (1)	65,957	63,060

Earnings per common share - basic	$0.53	$0.29
Earnings per common share - diluted (1)	$0.52	$0.29

(1) Assumes exercise of dilutive stock options calculated under the treasury stock method.

Supplemental Information Stock-based Compensation Expense Unaudited (In thousands)

	Three Months Ended
	March 31,
	2011	2010

Stock-based compensation expense included in cost of sales	$91	$68

Selling, general and administrative expense	1,007	750
Research and development expense	991	871

Stock-based compensation expense included in operating expenses	1,998	1,621

Total stock-based compensation expense	2,089	1,689
Tax benefit for expense associated with non-qualified options	(440)	(177)

Total stock-based compensation expense, net of tax	$1,649	$1,512

Consolidated Statements of Cash Flow Unaudited (In thousands)

	Three Months Ended
	March 31,
	2011	2010
Cash flows from operating activities:
Net income	$34,258	$18,194
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,724	2,593
Amortization of net premium on available-for-sale investments	1,299	1,102
Net realized gain on long-term investments	(2,767)	(2,192)
Net (gain) loss on disposal of property, plant and equipment	12	(3)
Stock-based compensation expense	2,089	1,689
Deferred income taxes	877	(1,768)
Tax benefit from stock option exercises	9,942	437
Excess tax benefits from stock-based compensation arrangements	(8,847)	(373)
Change in operating assets and liabilities:
Accounts receivable, net	(13,562)	(6,096)
Other receivables	(8,725)	(5,955)
Income tax receivable, net	2,741	-
Inventory	(4,760)	(2,125)
Prepaid expenses and other assets	(216)	(371)
Accounts payable	10,117	8,989
Accrued expenses and other liabilities	9,606	4,211
Income tax payable, net	1,699	8,688
Net cash provided by operating activities	36,487	27,020

Cash flows from investing activities:
Purchases of property, plant and equipment	(3,045)	(2,329)
Proceeds from sales and maturities of available-for-sale investments	161,687	56,095
Purchases of available-for-sale investments	(224,459)	(64,956)
Net cash used in investing activities	(65,817)	(11,190)

Cash flows from financing activities:
Proceeds from stock option exercises	31,815	2,340
Purchases of treasury stock	-	(10,330)
Dividend payments	(5,775)	(5,577)
Excess tax benefits from stock-based compensation arrangements	8,847	373
Net cash provided by (used in) financing activities	34,887	(13,194)

Net increase in cash and cash equivalents	5,557	2,636
Effect of exchange rate changes	87	168
Cash and cash equivalents, beginning of period	31,677	24,135

Cash and cash equivalents, end of period	$37,321	$26,939

CONTACT:
ADTRAN, Inc.
Jim Matthews, 256-963-8775
Senior Vice President/CFO
or
INVESTOR SERVICES/ASSISTANCE:
Gayle Ellis, 256-963-8220